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EXHIBIT 5.1

PERKINS COIE LLP

1201 THIRD AVENUE, 48TH FLOOR, SEATTLE, WASHINGTON 98101-3099
TELEPHONE: 206 583-8888 FACSIMILE: 206 583-8500

                        May 20, 2002

Washington Mutual, Inc.
1201 Third Avenue, Suite 1500
Seattle, Washington 98101

        Re:    Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to up to 1,000,000 shares of common stock, no par value, which may be issued under the Washington Mutual, Inc. 2002 Employee Stock Purchase Plan (the "Plan"). The shares of common stock that may be issued under the Plan pursuant to the Registration Statement are hereinafter referred to as the "Shares."

        We have examined the Registration Statement and such documents and records of Washington Mutual as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

        Based on and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by Washington Mutual of any certificates representing the Shares, the registration by its registrar of such Shares, the sale thereof by Washington Mutual in accordance with the terms of the Plan and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                        Very truly yours,

                        /s/ Perkins Coie LLP

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  EXHIBIT 5.1